Freeport-McMoRan
Reports Third-Quarter and Nine-Month 2020 Results
•Strong execution of operating plans
•Third-quarter copper and gold sales 6-7% above July 2020 estimates
•Ramp-up of Grasberg underground advancing on schedule
•Lone Star copper leach project complete and ramp-up on track
•Solid cost and capital management
•Strong cash flow generation

▪Net income attributable to common stock totaled $329 million, $0.22 per share, in third-quarter 2020. After adjusting for debt extinguishment costs and other net charges totaling $101 million, $0.07 per share, third-quarter 2020 adjusted net income attributable to common stock totaled $430 million, or $0.29 per share.
▪Consolidated sales totaled 848 million pounds of copper, 234 thousand ounces of gold and 20 million pounds of molybdenum in third-quarter 2020.
▪Consolidated sales for the year 2020 are expected to approximate 3.18 billion pounds of copper, 0.8 million ounces of gold and 80 million pounds of molybdenum, including 840 million pounds of copper, 270 thousand ounces of gold and 21 million pounds of molybdenum in fourth-quarter 2020. Consolidated sales for the year 2021 are expected to increase to 3.85 billion pounds of copper and 1.4 million ounces of gold.
▪Average realized prices in third-quarter 2020 were $3.01 per pound for copper, $1,902 per ounce for gold and $9.23 per pound for molybdenum.
▪Average unit net cash costs in third-quarter 2020 were $1.32 per pound of copper and are expected to average $1.49 per pound of copper for the year 2020 and less than $1.20 per pound of copper for the year 2021.
▪Operating cash flows totaled $1.2 billion (including $0.2 billion from working capital and other sources) in third-quarter 2020 and $1.7 billion (including $0.3 billion from working capital and other sources) for the first nine months of 2020. Based on current sales volume and cost estimates, and assuming average prices of $3.00 per pound for copper, $1,900 per ounce for gold and $8.00 per pound for molybdenum in fourth-quarter 2020, operating cash flows are expected to approximate $2.9 billion (including $0.6 billion from working capital and other sources) for the year 2020. With anticipated increases in copper and gold sales volumes and decreases in unit net cash costs, operating cash flows in 2021 are expected to be significantly higher than 2020 levels.
▪Capital expenditures totaled $0.4 billion (including approximately $0.3 billion for major projects) in third-quarter 2020 and $1.6 billion (including approximately $1.0 billion for major projects) for the first nine months of 2020. Capital expenditures for the year 2020 are expected to approximate $2.0 billion, including $1.3 billion for major projects primarily associated with underground development activities in the Grasberg minerals district in Indonesia and the now completed Lone Star copper leach project in Arizona.
▪At September 30, 2020, consolidated debt totaled $10.0 billion and consolidated cash totaled $2.4 billion. FCX had no borrowings and $3.5 billion available under its revolving credit facility at September 30, 2020.

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PHOENIX, AZ, October 22, 2020 - Freeport-McMoRan Inc. (NYSE: FCX) reported net income (loss) attributable to common stock of $329 million, $0.22 per share, in third-quarter 2020 and $(109) million, $(0.08) per share, for the first nine months of 2020. After adjusting for debt extinguishment costs and other net charges totaling $101 million, $0.07 per share, adjusted net income attributable to common stock totaled $430 million, $0.29 per share, in third-quarter 2020. For additional information, refer to the supplemental schedule, "Adjusted Net Income (Loss)," on page VII.

Richard C. Adkerson, President and Chief Executive Officer, said, "Our seasoned, motivated and value-focused global organization delivered strong results during the third quarter and continues to demonstrate the 'Freeport Edge'. Our team is protecting the health of our workforce and communities where we operate as a first priority, as we serve customers, operate efficiently and advance significant growth in production. Our strong cash flows in the third quarter, growing volumes, effective cost management and positive market outlook for our products provide momentum to continue to strengthen our balance sheet, increase returns to shareholders and generate long-term values for all stakeholders."

SUMMARY FINANCIAL DATA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in millions, except per share amounts)
Revenues[a,b]	$3,851	$3,153	$9,703	$10,491
Operating income (loss)[a]	$880	$(38)	$728	$316
Net income (loss) attributable to common stock[c,d]	$329	$(207)	$(109)	$(248)
Diluted net income (loss) per share of common stock	$0.22	$(0.15)	$(0.08)	$(0.17)

Diluted weighted-average common shares outstanding	1,461	1,452	1,453	1,451
Operating cash flows[e]	$1,237	$224	$1,690	$1,312
Capital expenditures	$436	$666	$1,573	$1,917
At September 30:
Cash and cash equivalents	$2,403	$2,247	$2,403	$2,247
Total debt, including current portion	$10,030	$9,919	$10,030	$9,919

a.For segment financial results, refer to the supplemental schedules, "Business Segments," beginning on page X.
b.Includes favorable (unfavorable) adjustments to prior period provisionally priced concentrate and cathode copper sales totaling $71 million ($28 million to net income attributable to common stock or $0.02 per share) in third-quarter 2020, $(42) million ($(17) million to net loss attributable to common stock or $(0.01) per share) in third-quarter 2019, $(102) million ($(42) million to net loss attributable to common stock or $(0.03) per share) for the first nine months of 2020 and $58 million ($23 million to net loss attributable to common stock or $0.02 per share) for the first nine months of 2019. For further discussion, refer to the supplemental schedule, "Derivative Instruments," on page IX.
c.Includes net charges totaling $101 million ($0.07 per share) in third-quarter 2020, $200 million ($0.14 per share) in third-quarter 2019, $347 million ($0.24 per share) for the first nine months of 2020 and $250 million ($0.17 per share) for the first nine months of 2019 that are described in the supplemental schedule, "Adjusted Net Income (Loss)," on page VII.
d.FCX defers recognizing profits on intercompany sales until final sales to third parties occur. For a summary of net impacts from changes in these deferrals, refer to the supplemental schedule, "Deferred Profits," on page IX.
e.Working capital and other sources totaled $178 million in third-quarter 2020, $26 million in third-quarter 2019, $319 million for the first nine months of 2020 and $274 million for the first nine months of 2019.

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SUMMARY OPERATING DATA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Copper (millions of recoverable pounds)
Production	844	864	2,342	2,420
Sales, excluding purchases	848	795	2,336	2,386
Average realized price per pound	$3.01	$2.62	$2.73	$2.71
Site production and delivery costs per pound[a]	$1.77	$2.05	$1.92	$2.16
Unit net cash costs per pound[a]	$1.32	$1.59	$1.55	$1.76
Gold (thousands of recoverable ounces)
Production	237	333	584	659
Sales	234	243	562	674
Average realized price per ounce	$1,902	$1,487	$1,810	$1,380
Molybdenum (millions of recoverable pounds)
Production	19	21	57	69
Sales, excluding purchases	20	22	59	68
Average realized price per pound	$9.23	$12.89	$10.30	$12.92
a.Reflects per pound weighted-average production and delivery costs and unit net cash costs (net of by-product credits) for all copper mines, before net noncash and other costs. For reconciliations of per pound unit costs by operating division to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XIII.

Consolidated Sales Volumes
    Third-quarter 2020 copper sales of 848 million pounds were 7 percent higher than the July 2020 estimate of 790 million pounds of copper, primarily reflecting higher sales from North America and South America mines. Third-quarter 2020 copper sales were higher than third-quarter 2019 sales volumes of 795 million pounds of copper, primarily reflecting higher copper ore grades in Indonesia, partly offset by lower sales from North America and South America as a result of lower mining rates associated with the April 2020 revised operating plans.
    Third-quarter 2020 gold sales of 234 thousand ounces were 6 percent higher than the July 2020 estimate of 220 thousand ounces of gold, primarily reflecting higher ore grades in Indonesia. Third-quarter 2020 gold sales were lower than third-quarter 2019 sales volumes of 243 thousand ounces of gold, primarily reflecting lower mining and milling rates associated with the ramp-up of underground mining at PT Freeport Indonesia (PT-FI), partly offset by timing of shipments in third-quarter 2019.
    Third-quarter 2020 molybdenum sales of 20 million pounds were higher than the July 2020 estimate of 18 million pounds but were lower than third-quarter 2019 sales of 22 million pounds.
    Consolidated sales volumes for the year 2020 are expected to approximate 3.18 billion pounds of copper, 0.8 million ounces of gold and 80 million pounds of molybdenum, including 840 million pounds of copper, 270 thousand ounces of gold and 21 million pounds of molybdenum in fourth-quarter 2020. Metal production is expected to improve significantly in 2021 with estimated consolidated sales of 3.85 billion pounds of copper and 1.4 million ounces of gold for the year 2021. Projected sales volumes are dependent on operational performance, continued progress of the ramp-up of underground mining at PT-FI, impacts and duration of the COVID-19 pandemic, weather-related conditions, timing of shipments, and other factors.
Consolidated Unit Net Cash Costs
    Consolidated average unit net cash costs (net of by-product credits) for FCX's copper mines of $1.32 per pound of copper in third-quarter 2020, were lower than the July 2020 estimate of $1.44 per pound, primarily reflecting higher copper and gold sales volumes. As anticipated, consolidated average unit net cash costs in third-quarter 2020 of $1.32 per pound were lower than the third-quarter 2019 average of $1.59 per pound, primarily reflecting higher copper sales volumes in Indonesia and lower mining costs and cost reductions associated with the April 2020 revised operating plans.
Assuming average prices of $1,900 per ounce of gold and $8.00 per pound of molybdenum for fourth-quarter 2020 and achievement of current sales volume and cost estimates, consolidated unit net cash costs (net of

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by-product credits) for FCX's copper mines are expected to average $1.49 per pound of copper for the year 2020 (including $1.32 per pound of copper in fourth-quarter 2020). The impact of price changes during fourth-quarter 2020 on consolidated unit net cash costs for the year 2020 would approximate $0.01 per pound of copper for each $50 per ounce change in the average price of gold and $0.01 per pound of copper for each $2 per pound change in the average price of molybdenum. Quarterly unit net cash costs vary with fluctuations in sales volumes and realized prices, primarily for gold and molybdenum. FCX expects consolidated unit net cash costs to be lower in 2021, as the underground mines at PT-FI reach planned operating rates.
MINING OPERATIONS

North America Copper Mines. FCX operates seven open-pit copper mines in North America - Morenci, Bagdad, Safford, Sierrita and Miami in Arizona, and Chino and Tyrone in New Mexico. In addition to copper, certain of these mines produce molybdenum concentrate, gold and silver. All of the North America mining operations are wholly owned, except for Morenci. FCX records its 72 percent undivided joint venture interest in Morenci using the proportionate consolidation method.
    Operating and Development Activities. FCX’s North America operating sites continue to focus on strong execution of the April 2020 revised operating plans. FCX recently completed the Lone Star copper leach project, with production ramping-up and remaining on track to produce approximately 200 million pounds of copper annually. FCX reviewed options for restarting the Chino mine and currently expects to restart Chino at a reduced rate of approximately 50 percent of capacity (approximately 100 million pounds of copper per year) beginning in 2021.
    Operating Data. Following is summary consolidated operating data for the North America copper mines:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020		2019	2020		2019
Copper (millions of recoverable pounds)
Production	369		390	1,083		1,096
Sales, excluding purchases	379		395	1,102		1,084
Average realized price per pound	$3.01		$2.65	$2.67	[a]	$2.74

Molybdenum (millions of recoverable pounds)
Production[b]	7		8	24		24

Unit net cash costs per pound of copper[c]
Site production and delivery, excluding adjustments	$1.76	[d]	$2.03	$1.91	[d]	$2.05
By-product credits	(0.18)		(0.22)	(0.19)		(0.25)
Treatment charges	0.09		0.11	0.10		0.11
Unit net cash costs	$1.67		$1.92	$1.82		$1.91

a.Includes reductions to average realized prices of $0.02 per pound of copper for the first nine months of 2020 related to forward sales contracts covering 150 million pounds of copper sales for May and June 2020 at a fixed price of $2.34 per pound. There are no remaining forward sales contracts.
b.Refer to summary operating data on page 3 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at the North America copper mines.
c.For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XIII.
d.Excludes charges totaling $0.03 per pound of copper for both the third quarter and first nine months of 2020, primarily associated with the April 2020 revised operating plans (including employee separation costs) and the COVID-19 pandemic (including health and safety costs).

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FCX's consolidated copper sales volumes from North America of 379 million pounds in third-quarter 2020 were lower than third-quarter 2019 copper sales volumes of 395 million pounds, primarily reflecting lower mining rates associated with the April 2020 revised operating plans, partly offset by production from Lone Star. North America copper sales are estimated to approximate 1.4 billion pounds for the year 2020, similar to the year 2019.
Average unit net cash costs (net of by-product credits) for the North America copper mines of $1.67 per pound of copper in third-quarter 2020 were lower than third-quarter 2019 unit net cash costs of $1.92 per pound, primarily reflecting lower mining rates and input costs, and cost reductions associated with the April 2020 revised operating plans, partly offset by lower sales volumes and by-product credits.
Average unit net cash costs (net of by-product credits) for the North America copper mines are expected to approximate $1.81 per pound of copper for the year 2020, based on achievement of current sales volume and cost estimates and assuming an average molybdenum price of $8.00 per pound in fourth-quarter 2020. North America's average unit net cash costs for the year 2020 would change by approximately $0.01 per pound of copper for each $2 per pound change in the average price of molybdenum in fourth-quarter 2020.

South America Mining. FCX operates two copper mines in South America - Cerro Verde in Peru (in which FCX owns a 53.56 percent interest) and El Abra in Chile (in which FCX owns a 51 percent interest). These operations are consolidated in FCX's financial statements. In addition to copper, the Cerro Verde mine produces molybdenum concentrate and silver.
    Operating and Development Activities. Cerro Verde continued to make progress toward restoring operations during third-quarter 2020, with operating rates averaging 351,000 metric tons of ore per day (approximately 90 percent of the 2019 annual average). FCX is continuing to operate El Abra consistent with its April 2020 revised operating plans while closely monitoring public health conditions in Chile.
    Operating Data. Following is summary consolidated operating data for South America mining:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020		2019	2020		2019
Copper (millions of recoverable pounds)
Production	253		283	716		863
Sales	250		261	716		838
Average realized price per pound	$3.02		$2.61	$2.79		$2.67

Molybdenum (millions of recoverable pounds)
Production[a]	6		6	14		21

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$1.84	[c]	$1.89	$1.83	[c]	$1.84
By-product credits	(0.17)		(0.26)	(0.15)		(0.29)
Treatment charges	0.15		0.17	0.15		0.18
Royalty on metals	0.01		0.01	0.01		0.01
Unit net cash costs	$1.83		$1.81	$1.84		$1.74

a.Refer to summary operating data on page 3 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at Cerro Verde.
b.For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XIII.
c.Third-quarter 2020 excludes charges totaling $0.02 per pound of copper, primarily associated with the COVID-19 pandemic (including health and safety costs). The first nine months of 2020 excludes charges totaling $0.13 per pound of copper, primarily associated with idle facility (Cerro Verde) and contract cancellation costs related to the COVID-19 pandemic, and employee separation costs associated with the April 2020 revised operating plans.
    FCX's consolidated copper sales volumes from South America of 250 million pounds in third-quarter 2020 were lower than third-quarter 2019 copper sales volumes of 261 million pounds, primarily reflecting lower mining rates associated with the April 2020 revised operating plans at El Abra and COVID-19 protocols at Cerro Verde.

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    Sales from South America mining are expected to approximate 950 million pounds of copper for the year 2020, compared with 1.2 billion pounds of copper for the year 2019.
    Average unit net cash costs (net of by-product credits) for South America mining of $1.83 per pound of copper in third-quarter 2020 were slightly higher than average unit net cash costs of $1.81 per pound in third-quarter 2019, primarily reflecting lower by-product credits and sales volumes, partly offset by lower mining rates.
    Average unit net cash costs (net of by-product credits) for South America mining are expected to approximate $1.88 per pound of copper for the year 2020, based on current sales volume and cost estimates and assuming an average price of $8.00 per pound of molybdenum in fourth-quarter 2020.

Indonesia Mining. PT-FI operates one of the world’s largest copper and gold mines at the Grasberg minerals district in Papua, Indonesia. PT-FI produces copper concentrate that contains significant quantities of gold and silver. FCX has a 48.76 percent ownership interest in PT-FI and manages its mining operations. Under the terms of the shareholders agreement, FCX’s economic interest in PT-FI approximates 81 percent through 2022. PT-FI's results are consolidated in FCX's financial statements.
    Operating and Development Activities. The ramp-up of underground production at the Grasberg minerals district in Indonesia continues to advance on schedule. During third-quarter 2020, a total of 55 new drawbells were added at the Grasberg Block Cave and Deep Mill Level Zone (DMLZ) underground mines, bringing cumulative open drawbells to over 300. Combined average production from the Grasberg Block Cave and DMLZ mines approximated 60,000 metric tons of ore per day during third-quarter 2020, 9 percent above the second-quarter 2020 average but approximately 15 percent below the July 2020 forecast, primarily reflecting unplanned downtime and a brief labor-related work stoppage. However, metal volume targets were achieved during third-quarter 2020 as a result of higher ore grades. At the end of September 2020, combined average production from the Grasberg Block Cave and DMLZ mines totaled approximately 94,000 metric tons of ore per day and the ramp-up schedule remains on track. PT-FI expects its 2021 production to approximate 1.4 billion pounds of copper and 1.4 million ounces of gold, which is nearly double projected 2020 levels.
    The successful completion of this ramp up is expected to enable PT-FI to generate average annual production for the next several years of 1.55 billion pounds of copper and 1.6 million ounces of gold at an average unit net cash cost of approximately $0.20 per pound of copper assuming an average price of $1,400 per ounce of gold and achievement of projected sales volumes and cost estimates.
    PT-FI's estimated annual capital spending on underground mine development projects is expected to average approximately $0.9 billion per year for the three-year period 2020 through 2022, net of scheduled contributions from PT Indonesia Asahan Aluminium (Persero) (PT Inalum). In accordance with applicable accounting guidance, aggregate costs (before scheduled contributions from PT Inalum), which are expected to average $1.0 billion per year for the three-year period 2020 through 2022, will be reflected as an investing activity in FCX's cash flow statement, and contributions from PT Inalum will be reflected as a financing activity.
    Indonesian Smelter. As a result of disruptions to work and travel schedules of international contractors and current restrictions on access to the proposed physical site in Gresik, Indonesia associated with COVID-19 mitigation measures, PT-FI has notified the Indonesian government of delays in achieving the completion timeline of December 2023. PT-FI continues to discuss with the Indonesian government a deferred schedule for the project as well as other alternatives in light of COVID-19 and global economic conditions.

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    Operating Data. Following is summary consolidated operating data for Indonesia mining:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020		2019		2020		2019
Copper (millions of recoverable pounds)
Production	222		191		543		461
Sales	219		139		518		464
Average realized price per pound	$3.00		$2.59		$2.79		$2.70

Gold (thousands of recoverable ounces)
Production	236		329		577		645
Sales	230		239		549		659
Average realized price per ounce	$1,902		$1,487		$1,810		$1,380

Unit net cash costs per pound of copper[a]
Site production and delivery, excluding adjustments	$1.71	[b]	$2.44	[c]	$2.05	[b]	$3.00	[c]
Gold and silver credits	(2.16)		(2.64)		(2.02)		(2.02)
Treatment charges	0.26		0.25		0.28		0.27
Export duties	0.11		0.05		0.08		0.07
Royalty on metals	0.21		0.17		0.18		0.15
Unit net cash costs	$0.13		$0.27		$0.57		$1.47

a.For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XIII.
b.Excludes COVID-19 related costs (including one-time incremental employee benefits and health and safety costs) totaling $0.05 per pound of copper in third-quarter 2020 and $0.03 per pound of copper for the first nine months of 2020.
c.Excludes charges totaling $1.19 per pound of copper in third-quarter 2019 and $0.36 per pound of copper for the first nine months of 2019, primarily associated with an unfavorable Indonesia Supreme Court ruling related to certain disputed PT-FI export duties. The nine-month charges also exclude $0.06 per pound of copper associated with adjustments to the settlement of the historical surface water tax disputes with the local regional tax authority in Papua, Indonesia
    FCX's consolidated copper sales from PT-FI of 219 million pounds in third-quarter 2020 were higher than third-quarter 2019 consolidated copper sales of 139 million pounds, primarily reflecting higher copper ore grades and timing of shipments in third-quarter 2019, partly offset by anticipated lower mining and milling rates associated with the ramp-up of underground mining at PT-FI. FCX's consolidated gold sales from PT-FI of 230 thousand ounces in third-quarter 2020 were slightly lower than third-quarter 2019 consolidated gold sales of 239 thousand ounces, primarily reflecting lower mining and milling rates, partly offset by timing of shipments in third-quarter 2019.
    FCX's consolidated sales volumes from PT-FI are expected to approximate 790 million pounds of copper and 0.8 million ounces of gold for the year 2020. As PT-FI continues to ramp-up production from its underground ore bodies, metal production is expected to improve significantly in 2021, compared with 2020 and 2019.
    Because of the fixed nature of a large portion of PT-FI's costs, unit net cash costs can vary significantly from quarter to quarter depending on copper and gold volumes. PT-FI's unit net cash costs (net of gold and silver credits) of $0.13 per pound of copper in third-quarter 2020, were lower than unit net cash costs of $0.27 per pound in third-quarter 2019, primarily reflecting higher copper sales volumes and lower mining and milling rates.
    Assuming an average gold price of $1,900 per ounce for fourth-quarter 2020 and achievement of current sales volume and cost estimates, unit net cash costs (including gold and silver credits) for PT-FI are expected to approximate $0.45 per pound of copper for the year 2020. The impact of price changes during fourth-quarter 2020 on PT-FI's average unit net cash costs for the year 2020 would approximate $0.02 per pound of copper for each $50 per ounce change in the average price of gold.

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Molybdenum Mines. FCX operates two wholly owned molybdenum mines in Colorado - the Henderson underground mine and the Climax open-pit mine. The Henderson and Climax mines produce high-purity, chemical-grade molybdenum concentrate, which is typically further processed into value-added molybdenum chemical products. The majority of the molybdenum concentrate produced at the Henderson and Climax mines, as well as from FCX's North America and South America copper mines, is processed at FCX's conversion facilities.

    Operating and Development Activities. Production from the molybdenum mines of 6 million pounds of molybdenum in third-quarter 2020 was lower than production of 7 million pounds of molybdenum in third-quarter 2019, primarily reflecting lower operating rates pursuant to the April 2020 revised operating plans in response to current market conditions. Refer to summary operating data on page 3 for FCX's consolidated molybdenum sales and average realized prices, which includes sales of molybdenum produced at the Molybdenum mines and from FCX's North America and South America copper mines.
    Average unit net cash costs for the Molybdenum mines of $9.72 per pound of molybdenum in third-quarter 2020 were lower than average unit net cash costs of $11.64 per pound in third-quarter 2019, primarily reflecting lower operating costs associated with the April 2020 revised operating plans. Based on current sales volume and cost estimates, average unit net cash costs for the Molybdenum mines are expected to approximate $9.75 per pound of molybdenum for the year 2020.
    For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XIII.

EXPLORATION
    FCX's mining exploration activities are generally associated with its existing mines, focusing on opportunities to expand reserves and resources to support development of additional future production capacity. Exploration results continue to indicate opportunities for significant future potential reserve additions in North America and South America. Exploration expenditures for the year 2020 are expected to approximate $31 million, approximately 60 percent below 2019 expenditures. FCX has long-lived reserves and a significant resource position in its existing portfolio.

CORPORATE AND OTHER
The Copper Mark. During third-quarter 2020, FCX announced its commitment to the Copper Mark. The Copper Mark is a new, comprehensive assurance framework that demonstrates the industry’s responsible production practices and contribution to the United Nations Sustainable Development Goals. It is the first and only framework developed specifically for the copper industry and enables each site to demonstrate to customers, investors and other stakeholders their responsible production performance. FCX has commenced the process for six of its operating sites and has future plans to validate all of its operating sites against the Copper Mark requirements.
CASH FLOWS, CASH AND DEBT
    Operating Cash Flows. FCX generated operating cash flows of $1.2 billion (including $0.2 billion from working capital and other sources) in third-quarter 2020 and $1.7 billion (including $0.3 billion from working capital and other sources) for the first nine months of 2020.
Based on current sales volume and cost estimates, and assuming average prices of $3.00 per pound of copper, $1,900 per ounce of gold and $8.00 per pound of molybdenum in fourth-quarter 2020, FCX's consolidated operating cash flows are estimated to approximate $2.9 billion (including $0.6 billion from working capital and other sources) for the year 2020. The impact of price changes during fourth-quarter 2020 on operating cash flows would approximate $90 million for each $0.10 per pound change in the average price of copper, $13 million for each $50 per ounce change in the average price of gold and $14 million for each $2 per pound change in the average price of molybdenum.
Capital Expenditures. Capital expenditures totaled $0.4 billion in third-quarter 2020 (including approximately $0.3 billion for major projects) and $1.6 billion for the first nine months of 2020 (including approximately $1.0 billion for major projects).

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Capital expenditures are expected to approximate $2.0 billion for the year 2020, including $1.3 billion for major projects primarily associated with underground development activities in the Grasberg minerals district and the now completed Lone Star copper leach project.
Cash. Following is a summary of the U.S. and international components of consolidated cash and cash equivalents available to the parent company, net of noncontrolling interests' share, taxes and other costs at September 30, 2020 (in billions):

Cash at domestic companies	$1.6
Cash at international operations	0.8
Total consolidated cash and cash equivalents	2.4
Noncontrolling interests' share	(0.3)
Cash, net of noncontrolling interests' share	$2.1
Withholding taxes	—	[a]
Net cash available	$2.1

a.Rounds to less than $0.1 billion.
    Debt. Following is a summary of total debt and the weighted-average interest rates at September 30, 2020 (in millions, except percentages).

		Weighted- Average Interest Rate
Senior Notes	$9,136	4.8%
Cerro Verde credit facility	827	2.0%
Other	67	1.9%
Total debt	$10,030	4.6%

    At September 30, 2020, FCX had no borrowings, $13 million in letters of credit issued and $3.5 billion available under its revolving credit facility, and no senior note maturities until 2022.
    In July 2020, FCX completed the sale of $650 million of 4.375% Senior Notes due 2028 and $850 million of
4.625% Senior Notes due 2030 for proceeds, net of underwriting fees, totaling $1.485 billion. FCX used $1.4 billion of the net proceeds to purchase a portion of its senior notes due 2022, 2023 and 2024, and the payment of accrued and unpaid interest, premiums, fees and expenses in connection with these transactions. The remaining net proceeds from this offering will be used for general corporate purposes. FCX recorded a loss on early extinguishment of debt of $59 million in third-quarter 2020 associated with the senior note repurchases.
Since August 2019, FCX has refinanced approximately $4 billion in debt and has enhanced its financial flexibility at attractive borrowing rates.

FINANCIAL POLICY
    FCX's financial policy will continue to prioritize liquidity and balance sheet management during this period of global economic turmoil associated with the ongoing COVID-19 pandemic. With continued strong financial performance and successful execution of FCX's operating plans, management expects to recommend to the Board of Directors (Board) the resumption of common stock dividends during 2021 and anticipates an ongoing ability to increase cash returns to shareholders in the future. The declaration and payment of future dividends is at the discretion of the Board and will be assessed on an ongoing basis, taking into account FCX’s financial results, cash requirements, future prospects, global economic conditions, and other factors deemed relevant by the Board.

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WEBCAST INFORMATION
    A conference call with securities analysts to discuss FCX's third-quarter 2020 results is scheduled for today at 10:00 a.m. Eastern Time. The conference call will be broadcast on the Internet along with slides. Interested parties may listen to the conference call live and view the slides by accessing “fcx.com.” A replay of the webcast will be available through Friday, November 20, 2020.
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FREEPORT: Foremost in Copper
FCX is a leading international mining company with headquarters in Phoenix, Arizona. FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is one of the world’s largest publicly traded copper producers.
FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world’s largest copper and gold deposits; and significant mining operations in North America and South America, including the large-scale Morenci minerals district in Arizona and the Cerro Verde operation in Peru.
By supplying responsibly produced copper, FCX is proud to be a positive contributor to the world well beyond its operational boundaries. Additional information about FCX is available on FCX's website at fcx.com.
Cautionary Statement and Regulation G Disclosure: This press release contains forward-looking statements in which FCX discusses its potential future performance. Forward-looking statements are all statements other than statements of historical facts, such as plans, projections, or expectations relating to ore grades and milling rates; business outlook; production and sales volumes; unit net cash costs; cash flows; capital expenditures; liquidity; operating costs; operating plans; FCX's financial policy; cost savings; FCX's expectations regarding its share of PT-FI's net income and future cash flows through 2022; PT-FI's development, financing, construction and completion of a new smelter in Indonesia; FCX’s aim to deliver responsibly produced copper and its Copper Mark ambitions and plans to validate all of its operating sites; improvements in operating procedures and technology; exploration efforts and results; development and production activities, rates and costs; tax rates; export quotas and duties; the impact of copper, gold and molybdenum price changes; the impact of deferred intercompany profits on earnings; reserve estimates; execution of the settlement agreement associated with the Louisiana coastal erosion cases; and future dividend payments, share purchases and sales. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” "targets," “intends,” “likely,” “will,” “should,” “could,” “to be,” ”potential," “assumptions,” “guidance,” “future” and any similar expressions are intended to identify those assertions as forward-looking statements. The declaration of future dividends is at the discretion of the Board and will depend on FCX's financial results, cash requirements, future prospects, global economic conditions, and other factors deemed relevant by the Board. In accordance with the June 2020 amendment to the revolving credit facility, FCX is currently restricted from declaring or paying common stock dividends through December 31, 2021, unless FCX, at its option, reverts to the previous covenant requirements, which would also eliminate the restriction on the declaration or payment of common stock dividends.
FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, changes in the credit ratings of FCX; changes in FCX's cash requirements, financial position, financing plans or investment plans; changes in general market, economic, tax, regulatory or industry conditions; the duration and scope of and uncertainties associated with the COVID-19 pandemic, and the impact thereof on commodity prices, FCX’s business and the global economy, which are evolving and beyond FCX’s control, and any related actions taken by governments and businesses; FCX’s ability to contain and mitigate the risk of spread or major outbreak of COVID-19 at its operating sites, including at PT-FI’s remote operating site in Papua; supply of and demand for, and prices of, copper, gold and molybdenum; mine sequencing; changes in mine plans or operational modifications, delays, deferrals or cancellations; production rates; timing of shipments; results of feasibility studies; potential inventory adjustments; potential impairment of long-lived mining assets; the potential effects of violence in Indonesia generally and in the province of Papua; the Indonesian government's extension of PT-FI's export license after March 15, 2021; risks associated with underground mining; satisfaction of requirements in accordance with PT-FI's special mining license to extend mining rights from 2031 through 2041; the Indonesian government's approval of a deferred schedule for completion of the new smelter in Indonesia; expected results from improvements in operating procedures and technology, including innovation initiatives; industry risks; regulatory changes; political and social risks; labor relations, including labor-related work stoppages; weather- and climate-related risks; environmental risks; litigation results; cybersecurity incidents; changes in general market, economic and industry conditions; financial condition of FCX’s customers, suppliers, vendors, partners and affiliates, particularly during weak economic conditions and extended periods of low commodity prices; reductions in liquidity and access to capital; FCX’s ability to comply with Copper Mark requirements and any changes to such requirements; and other factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2019, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, and June 30, 2020, each filed with the U.S. Securities and Exchange Commission (SEC), as updated by FCX's subsequent filings with the SEC.
Investors are cautioned that many of the assumptions upon which FCX's forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.
    This press release also contains certain financial measures such as adjusted net income (loss) and unit net cash costs per pound of copper and molybdenum, which are not recognized under U.S. generally accepted accounting principles. As required by SEC Regulation G, reconciliations of these measures to amounts reported in FCX's consolidated financial statements are in the supplemental schedules of this press release.

10

Freeport-McMoRan Inc.
SELECTED OPERATING DATA

	Three Months Ended September 30,
	2020	2019	2020		2019
MINING OPERATIONS:	Production		Sales
COPPER (millions of recoverable pounds)
(FCX's net interest in %)
North America
Morenci (72%)[a]	187	200	190		199
Bagdad (100%)	58	58	59		59
Safford (100%)	42	28	41		29
Sierrita (100%)	49	42	50		43
Miami (100%)	5	4	5		4
Chino (100%)	16	46	22		48
Tyrone (100%)	11	12	11		13
Other (100%)	1	—	1		—
Total North America	369	390	379		395

South America
Cerro Verde (53.56%)	218	234	214		217
El Abra (51%)	35	49	36		44
Total South America	253	283	250		261

Indonesia
Grasberg (48.76%)[b]	222	191	219		139
Total	844	864	848	[c]	795	[c]
Less noncontrolling interests	160	168	158		149
Net	684	696	690		646

Average realized price per pound			$3.01		$2.62

GOLD (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	1	4	4		4
Indonesia (48.76%)[b]	236	329	230		239
Consolidated	237	333	234		243
Less noncontrolling interests	44	61	43		45
Net	193	272	191		198

Average realized price per ounce			$1,902		$1,487

MOLYBDENUM (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	3	2	N/A		N/A
Climax (100%)	3	5	N/A		N/A
North America copper mines (100%)[a]	7	8	N/A		N/A
Cerro Verde (53.56%)	6	6	N/A		N/A
Consolidated	19	21	20		22
Less noncontrolling interests	2	3	3		3
Net	17	18	17		19

Average realized price per pound			$9.23		$12.89

a. Amounts are net of Morenci's joint venture partners' undivided interests.

b. FCX’s economic interest in PT Freeport Indonesia (PT-FI) approximates 81 percent through 2022 and 48.76 percent thereafter.

c. Consolidated sales volumes exclude purchased copper of 56 million pounds in third-quarter 2020 and 79 million pounds in third-quarter 2019.

I

Freeport-McMoRan Inc.
SELECTED OPERATING DATA (continued)

	Nine Months Ended September 30,
	2020	2019	2020		2019
MINING OPERATIONS:	Production		Sales
COPPER (millions of recoverable pounds)
(FCX's net interest in %)
North America
Morenci (72%)[a]	545	548	553		536
Bagdad (100%)	163	170	163		168
Safford (100%)	113	84	107		85
Sierrita (100%)	138	117	137		116
Miami (100%)	13	11	13		11
Chino (100%)	76	129	93		130
Tyrone (100%)	33	37	34		38
Other (100%)	2	—	2		—
Total North America	1,083	1,096	1,102		1,084

South America
Cerro Verde (53.56%)	599	734	599		713
El Abra (51%)	117	129	117		125
Total South America	716	863	716		838

Indonesia
Grasberg (48.76%)[b]	543	461	518		464
Total	2,342	2,420	2,336	[c]	2,386	[c]
Less noncontrolling interests	437	490	433		480
Net	1,905	1,930	1,903		1,906

Average realized price per pound			$2.73	[d]	$2.71

GOLD (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	7	14	13		15
Indonesia (48.76%)[b]	577	645	549		659
Consolidated	584	659	562		674
Less noncontrolling interests	108	121	103		124
Net	476	538	459		550

Average realized price per ounce			$1,810		$1,380

MOLYBDENUM (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	8	10	N/A		N/A
Climax (100%)	11	14	N/A		N/A
North America (100%)[a]	24	24	N/A		N/A
Cerro Verde (53.56%)	14	21	N/A		N/A
Consolidated	57	69	59		68
Less noncontrolling interests	6	10	8		10
Net	51	59	51		58

Average realized price per pound			$10.30		$12.92

a. Amounts are net of Morenci's joint venture partners' undivided interests.

b. FCX’s economic interest in PT-FI approximates 81 percent through 2022 and 48.76 percent thereafter.

c. Consolidated sales volumes exclude purchased copper of 215 million pounds for the first nine months of 2020 and 310 million pounds for the first nine months of 2019.

d. Includes a reduction to the average realized price of $0.01 per pound of copper related to forward sales contracts covering 150 million pounds of copper sales for May and June 2020 at a fixed price of $2.34 per pound.

II

Freeport-McMoRan Inc.
SELECTED OPERATING DATA (continued)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020		2019	2020		2019
100% North America Copper Mines
Leach Operations
Leach ore placed in stockpiles (metric tons per day)	692,000		756,900	708,100		753,400
Average copper ore grade (percent)	0.26		0.24	0.27		0.23
Copper production (millions of recoverable pounds)	286		270	786		741

Mill Operations
Ore milled (metric tons per day)	255,200		337,700	291,500		324,600
Average ore grades (percent):
Copper	0.36		0.33	0.35		0.34
Molybdenum	0.03		0.02	0.02		0.02
Copper recovery rate (percent)	84.4		88.5	85.4		87.9
Production (millions of recoverable pounds):
Copper	155		198	509		569
Molybdenum	9		8	26		25

100% South America Mining
Leach Operations
Leach ore placed in stockpiles (metric tons per day)	172,400		257,300	165,600		205,300
Average copper ore grade (percent)	0.35		0.36	0.35		0.36
Copper production (millions of recoverable pounds)	55		70	180		192

Mill Operations
Ore milled (metric tons per day)	351,000		381,200	317,600	[a]	391,800
Average ore grades (percent):
Copper	0.33		0.35	0.35		0.36
Molybdenum	0.01		0.02	0.01		0.02
Copper recovery rate (percent)	88.4		81.5	83.5		83.5
Production (millions of recoverable pounds):
Copper	198		213	536		671
Molybdenum	6		6	14		21

100% Indonesia Mining
Ore extracted and milled (metric tons per day):
Grasberg Block Cave underground mine[b]	30,800		10,600	25,700		7,700
Deep Mill Level Zone underground mine[b]	29,100		9,800	25,100		8,100
Deep Ore Zone underground mine[b]	20,700		24,500	20,900		25,300
Big Gossan underground mine[b]	7,100		7,000	6,600		6,000
Grasberg open pit[c]	—		70,000	2,200		75,500
Total	87,300	[d]	121,900	80,500		122,600
Average ore grades:
Copper (percent)	1.45		0.92	1.30		0.77
Gold (grams per metric ton)	1.20		1.23	1.08		0.85
Recovery rates (percent):
Copper	92.3		89.4	92.0		87.6
Gold	79.3		75.6	78.2		73.5
Production (recoverable):
Copper (millions of pounds)	222		191	543		461
Gold (thousands of ounces)	236		329	577		645

100% Molybdenum Mines
Ore milled (metric tons per day)	16,300		36,100	22,200		33,000
Average molybdenum ore grade (percent)	0.18		0.12	0.16		0.14
Molybdenum production (millions of recoverable pounds)	6		7	19		24

a. Cerro Verde mill operations were negatively impacted by COVID-19 restrictions.

b. Reflects ore extracted, including ore from development activities that result in metal production.

c. Includes ore from the Grasberg open-pit stockpile.

d. Does not foot because of changes in stockpile ore.

III

Freeport-McMoRan Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2020		2019		2020		2019
	(In Millions, Except Per Share Amounts)
Revenues[a]	$3,851	[b]	$3,153	[c]	$9,703	[b]	$10,491	[c]
Cost of sales:
Production and delivery	2,465	[b,d,e]	2,670		7,404	[b,d,e]	8,599
Depreciation, depletion and amortization	394	[e]	322		1,093	[d,e]	1,021
Metals inventory adjustments	9		41		92		100
Total cost of sales	2,868		3,033		8,589		9,720
Selling, general and administrative expenses	72		101		273	[e]	300
Mining exploration and research expenses	8		25		42	[e]	83
Environmental obligations and shutdown costs	21		20		58		85
Net loss (gain) on sales of assets	2		12		13		(13)
Total costs and expenses	2,971		3,191		8,975		10,175
Operating income (loss)	880		(38)		728		316
Interest expense, net[f]	(120)		(123)		(362)	[b]	(401)
Net loss on early extinguishment of debt	(59)		(21)		(100)		(27)
Other income, net	22	[b]	33		62	[b]	52
Income (loss) from continuing operations before income taxes and equity in affiliated companies' net earnings	723		(149)		328		(60)
Provision for income taxes[g]	(297)		(91)		(333)		(181)
Equity in affiliated companies' net earnings	6		5		12		7
Net income (loss) from continuing operations	432		(235)		7		(234)
Net gain from discontinued operations	—		1		—		2
Net income (loss)	432		(234)		7		(232)
Net (income) loss attributable to noncontrolling interests	(103)		27		(116)		(16)
Net income (loss) attributable to common stockholders[h]	$329		$(207)		$(109)		$(248)

Diluted net income (loss) per share attributable to common stock:
Continuing operations	$0.22		$(0.15)		$(0.08)		$(0.17)
Discontinued operations	—		—		—		—
	$0.22		$(0.15)		$(0.08)		$(0.17)

Diluted weighted-average common shares outstanding:	1,461		1,452		1,453		1,451

Dividends declared per share of common stock	$—		$0.05		$—		$0.15

a.Includes adjustments to provisionally priced concentrate and cathode sales. For a summary of adjustments to provisionally priced copper sales, refer to the supplemental schedule, "Derivative Instruments," on page IX.
b.The third quarter and first nine months of 2020 include net credits primarily associated with the sale of royalty assets (other income, net) and accrual adjustments at PT-FI (production and delivery), partly offset by charges primarily associated with a PT-FI royalty adjustment (revenues) and asset impairments (production and delivery), which are summarized in the supplemental schedule, "Adjusted Net Income (Loss)," on page VII.
c.Includes charges totaling $166 million, primarily associated with an unfavorable Indonesia Supreme Court ruling related to certain disputed PT-FI export duties.
d.Includes COVID-19 related charges totaling $17 million in third-quarter 2020 and $129 million for the first nine months of 2020, which are summarized in the supplemental schedule, "Adjusted Net Income (Loss)," on page VII.
e.Includes charges associated with the April 2020 revised operating plans (including employee separation costs) totaling $17 million for third-quarter 2020 and $129 million for the first nine months of 2020, which are summarized in the supplemental schedule, "Adjusted Net Income (Loss)," on page VII.
f.Consolidated interest costs (before capitalization) totaled $160 million in third-quarter 2020, $163 million in third-quarter 2019, $490 million for the first nine months of 2020 and $508 million for the first nine months of 2019.
g.For a summary of FCX's provision for income taxes, refer to the supplemental schedule, "Income Taxes," on page VIII.
h.FCX defers recognizing profits on intercompany sales until final sales to third parties occur. For a summary of net impacts from changes in these deferrals, refer to the supplemental schedule, "Deferred Profits," on page IX.

IV

Freeport-McMoRan Inc.
CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30,	December 31,
	2020	2019
	(In Millions)
ASSETS
Current assets:
Cash and cash equivalents	$2,403	$2,020
Trade accounts receivable	893	741
Income and other tax receivables	464	426
Inventories:
Materials and supplies, net	1,610	1,649
Mill and leach stockpiles	1,004	1,143
Product	1,278	1,281
Other current assets	419	655
Total current assets	8,071	7,915
Property, plant, equipment and mine development costs, net	29,911	29,584
Long-term mill and leach stockpiles	1,463	1,425
Other assets	1,654	1,885
Total assets	$41,099	$40,809

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,533	$2,576
Current portion of environmental and asset retirement obligations	397	436
Accrued income taxes	119	119
Current portion of debt	47	5
Dividends payable	—	73
Total current liabilities	3,096	3,209
Long-term debt, less current portion	9,983	9,821
Deferred income taxes	4,325	4,210
Environmental and asset retirement obligations, less current portion	3,693	3,630
Other liabilities	2,525	2,491
Total liabilities	23,622	23,361

Equity:
Stockholders' equity:
Common stock	158	158
Capital in excess of par value	25,934	25,830
Accumulated deficit	(12,389)	(12,280)
Accumulated other comprehensive loss	(813)	(676)
Common stock held in treasury	(3,739)	(3,734)
Total stockholders' equity	9,151	9,298
Noncontrolling interests[a]	8,326	8,150
Total equity	17,477	17,448
Total liabilities and equity	$41,099	$40,809

a.Includes $4.6 billion associated with the December 2018 PT-FI transaction, including $4.1 billion associated with the PT Indonesia Asahan Aluminium (Persero) acquisition of Rio Tinto's joint venture interest.

V

Freeport-McMoRan Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended
	September 30,
	2020		2019
	(In Millions)
Cash flow from operating activities:
Net income (loss)	$7		$(232)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	1,093		1,021
Metals inventory adjustments	92		100
Net loss (gain) on sales of assets	13		(13)
Stock-based compensation	60		52
Net charges for environmental and asset retirement obligations, including accretion	166		160
Payments for environmental and asset retirement obligations	(162)		(164)
Net charges for defined pension and postretirement plans	59		79
Pension plan contributions	(30)		(58)
Net loss on early extinguishment of debt	100		27
Deferred income taxes	119		71
Dividends received from PT Smelting	3		33
Settlements of PT-FI environmental and surface water tax matters	(19)		28
Payment for PT-FI environmental matter	(14)		—
Charges for Cerro Verde royalty dispute	26		40
Payments for Cerro Verde royalty dispute	(119)		(126)
Other, net	(23)		20
Changes in working capital and other:
Accounts receivable	132		210
Inventories	59		224
Other current assets	(17)		15
Accounts payable and accrued liabilities	40		(45)
Accrued income taxes and timing of other tax payments	105		(130)
Net cash provided by operating activities	1,690		1,312

Cash flow from investing activities:
Capital expenditures:
North America copper mines	(398)		(641)
South America	(156)		(176)
Indonesia	(959)		(992)
Molybdenum mines	(14)		(11)
Other	(46)		(97)
Proceeds from sales of assets	146	[a]	102	[b]
Other, net	(6)		(10)
Net cash used in investing activities	(1,433)		(1,825)

Cash flow from financing activities:
Proceeds from debt	3,236		1,681
Repayments of debt	(3,105)		(2,917)
Cash dividends and distributions paid:
Common stock	(73)		(218)
Noncontrolling interests	—		(79)
Contributions from noncontrolling interests	115		133
Stock-based awards net payments	(2)		(7)
Debt financing costs and other, net	(51)		(23)
Net cash provided by (used in) financing activities	120		(1,430)

Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	377		(1,943)
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of year	2,278		4,455
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period[c]	$2,655		$2,512

a.Primarily includes $60 million in contingent consideration associated with the 2016 sale of TF Holdings Limited because the average cobalt price exceeded $20 per pound during the 24-month period ending December 31, 2019, the collection of $45 million related to the sale of the Timok exploration assets in Serbia that were sold in 2019 and $31 million associated with the sale of royalty assets.
b.Includes $50 million in contingent consideration associated with the 2016 sale of onshore California oil and gas properties because the average oil price exceeded $70 per barrel during 2018.
c.Includes restricted cash and restricted cash equivalents of $252 million at September 30, 2020, and $265 million at September 30, 2019.
VI

Freeport-McMoRan Inc.
ADJUSTED NET INCOME (LOSS)
    Adjusted net income (loss) is intended to provide investors and others with information about FCX's recurring operating performance. This information differs from net income (loss) attributable to common stock determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. FCX's adjusted net income (loss) follows, which may not be comparable to similarly titled measures reported by other companies (in millions, except per share amounts).

	Three Months Ended September 30,
	2020				2019
	Pre-tax		After-tax[a]	Per Share	Pre-tax		After-tax[a]	Per Share
Net income (loss) attributable to common stock	N/A		$329	$0.22	N/A		$(207)	$(0.15)

Metals inventory adjustments	$(9)		$(9)	$(0.01)	$(41)		$(40)	$(0.03)
COVID-19 related costs	(17)	[b]	(8)	(0.01)	—		—	—
Revised operating plans	(17)	[c]	(17)	(0.01)	—		—	—
PT-FI charges	—		—	—	(166)	[d]	(82)	(0.06)
Other net credits (charges)	18	[e]	19	0.01	(13)		(8)	(0.01)
Net adjustments to environmental obligations and related litigation reserves	(7)		(7)	—	(19)		(19)	(0.01)
Net loss on sales of assets	(2)		(2)	—	(12)		(12)	(0.01)
Net loss on early extinguishment of debt	(59)		(59)	(0.04)	(21)		(21)	(0.01)
Net tax charges[f]	N/A		(18)	(0.01)	N/A		(19)	(0.01)
Gain on discontinued operations	—		—	—	1		1	—
	$(92)	[h]	$(101)	$(0.07)	$(271)		$(200)	$(0.14)

Adjusted net income (loss) attributable to common stock	N/A		$430	$0.29	N/A		$(7)	$(0.01)

	Nine Months Ended September 30,
	2020				2019
	Pre-tax		After-tax[a]	Per Share	Pre-tax		After-tax[a]	Per Share
Net loss attributable to common stock	N/A		$(109)	$(0.08)	N/A		$(248)	$(0.17)

Metals inventory adjustments	$(92)		$(90)	$(0.06)	$(100)		$(67)	$(0.04)
COVID-19 related costs	(129)	[b]	(60)	(0.04)	—		—	—
Revised operating plans	(129)	[c]	(118)	(0.08)	—		—	—
PT-FI charges	—		—	—	(194)	[d]	(96)	(0.07)
Other net credits (charges)	20	[e]	22	0.02	(37)	[g]	(18)	(0.01)
Net adjustments to environmental obligations and related litigation reserves	(22)		(22)	(0.02)	(63)		(63)	(0.04)
Net (loss) gain on sales of assets	(13)		(13)	(0.01)	13		13	0.01
Net loss on early extinguishment of debt	(100)		(100)	(0.07)	(27)		(26)	(0.02)
Net tax credits[f]	N/A		34	0.02	N/A		5	—
Gain on discontinued operations	—		—	—	2		2	—
	$(465)		$(347)	$(0.24)	$(406)		$(250)	$(0.17)

Adjusted net income attributable to common stock	N/A		$238	$0.16	N/A		$2	$—
a.Reflects impact to FCX net income (loss) attributable to common stock (i.e., net of any taxes and noncontrolling interests).
b.Primarily includes charges directly related to the COVID-19 pandemic recorded to production and delivery ($16 million in third-quarter 2020 and $110 million for the first nine months of 2020) and to depreciation, depletion and amortization ($18 million for the first nine months of 2020). Charges for third-quarter 2020 primarily included health and safety related costs and one-time incremental employee benefits. Charges for the first nine months of 2020 also included idle facility costs (Cerro Verde), contract cancellation and other charges directly related to the COVID-19 pandemic.
c.Includes charges associated with the April 2020 revised operating plans (including employee separation costs) recorded to production and delivery ($14 million in third-quarter 2020 and $92 million for the first nine months of 2020), depreciation, depletion and amortization ($3 million in third-quarter 2020 and $14 million for the first nine months of 2020), selling, general and administrative ($15 million for the first nine months of 2020), and mining exploration and research ($8 million for the first nine months of 2020).
d.Primarily includes charges associated with an unfavorable Indonesia Supreme Court ruling related to certain disputed PT-FI export duties. The first nine months of 2019 also includes an adjustment to the settlement of the historical surface water tax disputes with the local regional tax authority in Papua, Indonesia.
e.Includes other net credits (charges) recorded to revenues ($(9) million for third-quarter 2020 and $(7) million for the first nine months of 2020), production and delivery ($(4) million for third-quarter 2020 and $(9) million for the first nine months of 2020), interest expense ($(5) million for the first nine months of 2020) and to other income, net ($31 million for third-quarter 2020 and $41 million for the first nine months of 2020).
f.Refer to "Income Taxes" below for further discussion of net tax (charges) credits.
g.Includes charges primarily for weather-related issues at El Abra and for oil and gas inventory adjustments, partly offset by a credit for an asset retirement obligation adjustment.
h.Does not foot because of rounding.
VII

Freeport-McMoRan Inc.
INCOME TAXES
    Following is a summary of the approximate amounts used in the calculation of FCX's consolidated income tax provision (in millions, except percentages):

	Three Months Ended September 30,
	2020				2019
			Income Tax				Income Tax
	Income	Effective	(Provision)		Income	Effective	(Provision)
	(Loss)[a]	Tax Rate	Benefit		(Loss)[a]	Tax Rate	Benefit
U.S.[b]	$46	4%	$(2)		$(201)	3%	$7	[c]
South America	206	53%	(109)		41	80%	(33)
Indonesia	450	47%	(211)	[d]	148	34%	(51)	[e]
Adjustment to deferred taxes	—	N/A	—		—	N/A	(57)	[f]
PT-FI export duty matter	—	N/A	—		(155)	38%	59
Eliminations and other	21	N/A	(12)		18	N/A	(20)
Rate adjustment[g]	—	N/A	37		—	N/A	4
Continuing operations	$723	41%	$(297)		$(149)	(61)%	$(91)

	Nine Months Ended September 30,
	2020					2019
				Income Tax				Income Tax
	Income	Effective		(Provision)		Income	Effective	(Provision)
	(Loss)[a]	Tax Rate		Benefit		(Loss)[a]	Tax Rate	Benefit
U.S.[b]	$(535)	10%		$56	[h]	$(384)	7%	$26	[c]
South America	149	51%		(76)		335	44%	(149)
Indonesia	619	49%		(302)	[d]	135	37%	(50)	[e]
Adjustment to deferred taxes	—	N/A		—		—	N/A	(49)	[f]
PT-FI export duty matter	—	N/A		—		(155)	38%	59
Eliminations and other	95	N/A		(28)		9	N/A	(31)
Rate adjustment[g]	—	N/A		17		—	N/A	13
Continuing operations	$328	102%	[i]	$(333)		$(60)	(302)%	$(181)
a.Represents income (loss) from continuing operations before income taxes and equity in affiliated companies' net earnings.
b.In addition to FCX's North America mining operations, the U.S. jurisdiction reflects corporate-level expenses, which include interest expense associated with senior notes, general and administrative expenses, and environmental obligations and shutdown costs.
c.The third quarter and first nine months of 2019 include a tax credit of $12 million associated with the settlement of state income tax examinations. The first nine months of 2019 also includes tax credits totaling $12 million primarily associated with state law changes.
d.The third quarter and first nine months of 2020 include a tax charge of $25 million ($18 million net of noncontrolling interests) associated with establishing a tax reserve related to the treatment of prior year contractor support costs. The first nine months of 2020 also Include a tax charge of $8 million ($7 million net of noncontrolling interest) associated with an unfavorable 2012 Indonesia Supreme Court ruling.
e.The third quarter and first nine months of 2019 include a tax charge of $5 million ($4 million net of noncontrolling interest) for non-deductible penalties related to PT-FI's surface water tax settlement.
f.Includes net tax charges totaling $57 million ($21 million net of noncontrolling interests) in third quarter 2019 and $49 million ($15 million net of noncontrolling interests) for the first nine months of 2019 primarily to adjust deferred taxes on historical balance sheet items in accordance with tax accounting principles.
g.In accordance with applicable accounting rules, FCX adjusts its interim provision for income taxes equal to its consolidated tax rate.
h.The first nine months of 2020 include a tax credit of $53 million associated with the reversal of a year-end 2019 tax charge related to the sale of FCX's interest in the lower zone of the Timok exploration project in Serbia. The first nine months of 2020 also includes a tax credit of $6 million associated with the removal of a valuation allowance on deferred tax assets.
i.FCX's consolidated effective income tax rate is a function of the combined effective tax rates for the jurisdictions in which FCX operates, excluding the U.S. jurisdiction. Because FCX's U.S. jurisdiction generated net losses in the first nine months of 2020 that will not result in a realized tax benefit, applicable accounting rules require FCX to adjust its estimated annual effective tax rate to exclude the impact of U.S. net losses.
    Assuming achievement of current sales volume and cost estimates and average prices of $3.00 per pound for copper, $1,900 per ounce for gold and $8.00 per pound for molybdenum in fourth-quarter 2020, FCX estimates its consolidated effective tax rate for the year 2020 would approximate 54 percent. Changes in sales volumes and average prices during 2020 would incur tax impacts at estimated effective rates of 38 percent for Indonesia, 38 percent for Peru and 0 percent for the U.S.
    Variations in the relative proportions of jurisdictional income result in fluctuations to FCX's consolidated effective income tax rate. Because of FCX's U.S. tax position, it does not record a financial statement impact for income or losses generated in the U.S.
VIII

Freeport-McMoRan Inc.
DERIVATIVE INSTRUMENTS
    For the first nine months of 2020, FCX's mined copper was sold 48 percent in concentrate, 29 percent as cathode and 23 percent as rod from North America operations. Substantially all of FCX's copper concentrate and cathode sales contracts provide final copper pricing in a specified future month (generally one to four months from the shipment date) based primarily on quoted London Metal Exchange (LME) monthly average copper prices. FCX records revenues and invoices customers at the time of shipment based on then-current LME prices, which results in an embedded derivative on provisionally priced concentrate and cathode sales that is adjusted to fair value through earnings each period, using the period-end forward prices, until final pricing on the date of settlement. LME copper settlement prices averaged $2.96 per pound during third-quarter 2020 and settled at $3.00 per pound on September 30, 2020. Because a significant portion of FCX's copper concentrate and cathode sales in any quarterly period usually remain subject to final pricing, the quarter-end forward price is a major determinant of the average recorded copper price for the period. FCX's average realized copper price was $3.01 per pound in third-quarter 2020.

    Following is a summary of the adjustments to prior period and current period provisionally priced copper sales (in millions, except per share amounts):

	Three Months Ended September 30,
	2020			2019
	Prior Period[a]	Current Period[b]	Total	Prior Period[a]	Current Period[b]	Total
Revenues	$71	$23	$94	$(42)	$(15)	$(57)
Net income (loss) attributable to common stock	$28	$10	$38	$(17)	$(8)	$(25)
Net income (loss) per share of common stock	$0.02	$0.01	$0.03	$(0.01)	$(0.01)	$(0.02)
a.Reflects adjustments to provisionally priced copper sales at June 30, 2020 and 2019.
b.Reflects adjustments to provisionally priced copper sales during the third quarters of 2020 and 2019.

	Nine Months Ended September 30,
	2020			2019
	Prior Period[a]	Current Period[b]	Total	Prior Period[a]	Current Period[b]	Total
Revenues	$(102)	$120	$18	$58	$(115)	$(57)
Net income (loss) attributable to common stock	$(42)	$43	$1	$23	$(52)	$(29)
Net income (loss) per share of common stock	$(0.03)	$0.03	$—	$0.02	$(0.04)	$(0.02)
a.Reflects adjustments to provisionally priced copper sales at December 31, 2019 and 2018.
b.Reflects adjustments to provisionally priced copper sales for the first nine months of 2020 and 2019.
    At September 30, 2020, FCX had provisionally priced copper sales at its copper mining operations totaling 226 million pounds of copper (net of intercompany sales and noncontrolling interests) recorded at an average price of $3.03 per pound, subject to final pricing over the next several months. FCX estimates that each $0.05 change in the price realized from the quarter-end provisional price would have an approximate $7 million effect on 2020 net income attributable to common stock. The LME copper price settled at $3.15 per pound on October 21, 2020.

DEFERRED PROFITS
    FCX defers recognizing profits on sales from its mining operations to Atlantic Copper and on 25 percent of PT-FI's sales to PT Smelting (PT-FI's 25 percent-owned Indonesian smelting unit) until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net reductions to operating income (loss) totaling $21 million ($21 million to net income attributable to common stock) in third-quarter 2020, $4 million ($4 million to net income attributable to common stock) in third-quarter 2019, $27 million ($20 million to net loss attributable to common stock) for the first nine months of 2020 and $24 million ($20 million to net loss attributable to common stock) for the first nine months of 2019. FCX's net deferred profits on its inventories at Atlantic Copper and PT Smelting to be recognized in future periods' net income attributable to common stock totaled $57 million at September 30, 2020. Quarterly variations in ore grades, the timing of intercompany shipments and changes in product prices will result in variability in FCX's net deferred profits and quarterly earnings.
IX

Freeport-McMoRan Inc.
BUSINESS SEGMENTS
    FCX has organized its mining operations into four primary divisions – North America copper mines, South America mining, Indonesia mining and Molybdenum mines, and operating segments that meet certain thresholds are reportable segments. Separately disclosed in the following tables are FCX's reportable segments, which include the Morenci, Bagdad, Cerro Verde and Grasberg (Indonesia Mining) copper mines, the Rod & Refining operations and Atlantic Copper Smelting & Refining.
    Intersegment sales between FCX’s business segments are based on terms similar to arms-length transactions with third parties at the time of the sale. Intersegment sales may not be reflective of the actual prices ultimately realized because of a variety of factors, including additional processing, the timing of sales to unaffiliated customers and transportation premiums.
    FCX allocates certain operating costs, expenses and capital expenditures to its operating divisions and individual segments. However, not all costs and expenses applicable to an operation are allocated. U.S. federal and state income taxes are recorded and managed at the corporate level (included in Corporate, Other & Eliminations), whereas foreign income taxes are recorded and managed at the applicable country level. In addition, most mining exploration and research activities are managed on a consolidated basis, and those costs along with some selling, general and administrative costs, are not allocated to the operating divisions or individual segments. Accordingly, the following segment information reflects management determinations that may not be indicative of what the actual financial performance of each operating division or segment would be if it was an independent entity.
X

Freeport-McMoRan Inc.
BUSINESS SEGMENTS (continued)

(In millions)
												Atlantic	Corporate,
	North America Copper Mines				South America Mining							Copper	Other
			Other		Cerro	Other		Indonesia		Molybdenum	Rod &	Smelting	& Elimi-		FCX
	Morenci	Bagdad	Mines	Total	Verde	Mines	Total	Mining		Mines	Refining	& Refining	nations		Total
Three Months Ended September 30, 2020
Revenues:
Unaffiliated customers	$4	$—	$12	$16	$632	$108	$740	$1,023	[a]	$—	$1,270	$536	$266	[b]	$3,851
Intersegment	584	207	430	1,221	66	—	66	3		42	8	3	(1,343)		—
Production and delivery	308	123	337	768	394	83	477	409		51	1,272	522	(1,034)		2,465
Depreciation, depletion and amortization	42	14	35	91	92	13	105	150		13	6	8	21		394
Metals inventory adjustments	—	—	(4)	(4)	—	—	—	—		3	2	—	8		9
Selling, general and administrative expenses	1	—	—	1	2	—	2	25		—	—	5	39		72
Mining exploration and research expenses	—	—	—	—	—	—	—	—		—	—	—	8		8
Environmental obligations and shutdown costs	—	—	(3)	(3)	—	—	—	—		—	—	—	24		21
Net loss on sales of assets	—	—	—	—	—	—	—	—		—	—	—	2		2
Operating income (loss)	237	70	77	384	210	12	222	442		(25)	(2)	4	(145)		880

Interest expense, net	—	—	—	—	21	—	21	—		—	—	—	99		120
Provision for (benefit from) income taxes	—	—	—	—	105	4	109	211		—	—	—	(23)		297
Total assets at September 30, 2020	2,654	785	4,352	7,791	8,569	1,640	10,209	17,098		1,770	251	877	3,103		41,099
Capital expenditures	21	7	38	66	26	5	31	325		3	1	6	4		436

Three Months Ended September 30, 2019
Revenues:
Unaffiliated customers	$61	$—	$19	$80	$504	$117	$621	$488	[a]	$—	$1,104	$437	$423	[b]	$3,153
Intersegment	462	209	389	1,060	65	—	65	—		90	8	—	(1,223)		—
Production and delivery	377	140	379	896	417	111	528	399		85	1,111	421	(770)		2,670
Depreciation, depletion and amortization	45	12	34	91	93	16	109	77		16	2	7	20		322
Metals inventory adjustments	1	—	37	38	2	—	2	—		1	—	—	—		41
Selling, general and administrative expenses	1	1	—	2	2	—	2	31		—	—	5	61		101
Mining exploration and research expenses	—	—	—	—	—	—	—	—		—	—	—	25		25
Environmental obligations and shutdown costs	—	—	—	—	—	—	—	—		—	—	—	20		20
Net loss on sales of assets	—	—	—	—	—	—	—	—		—	—	—	12		12
Operating income (loss)	99	56	(42)	113	55	(10)	45	(19)		(12)	(1)	4	(168)		(38)

Interest expense, net	—	—	1	1	25	—	25	1		—	—	5	91		123
Provision for (benefit from) income taxes	—	—	—	—	29	4	33	(8)		—	—	(1)	67		91
Total assets at September 30, 2019	2,943	769	4,236	7,948	8,500	1,723	10,223	16,447		1,786	236	680	3,623		40,943
Capital expenditures	61	42	121	224	61	7	68	334		5	1	9	25		666
a.Includes PT-FI's sales to PT Smelting totaling $506 million in third-quarter 2020 and $475 million in third-quarter 2019.
b.Includes revenues from FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.

XI

Freeport-McMoRan Inc.
BUSINESS SEGMENTS (continued)

(In millions)
													Atlantic	Corporate,
	North America Copper Mines					South America Mining							Copper	Other
			Other			Cerro	Other		Indonesia		Molybdenum	Rod &	Smelting	& Elimi-		FCX
	Morenci	Bagdad	Mines	Total		Verde	Mines	Total	Mining		Mines	Refining	& Refining	nations		Total
Nine Months Ended September 30, 2020
Revenues:
Unaffiliated customers	$26	$—	$35	$61		$1,479	$312	$1,791	$2,151	[a]	$—	$3,491	$1,429	$780	[b]	$9,703
Intersegment	1,473	532	1,144	3,149	[c]	156	—	156	38		171	24	16	(3,554)		—
Production and delivery	1,005	367	1,043	2,415		1,152	297	1,449	1,130		178	3,529	1,379	(2,676)		7,404
Depreciation, depletion and amortization	129	41	102	272		273	42	315	375		44	14	22	51		1,093
Metals inventory adjustments	4	—	48	52		—	3	3	—		8	3	—	26		92
Selling, general and administrative expenses	2	—	1	3		5	—	5	81		—	—	15	169		273
Mining exploration and research expenses	—	—	2	2		—	—	—	—		—	—	—	40		42
Environmental obligations and shutdown costs	—	—	(3)	(3)		—	—	—	—		—	1	—	60		58
Net loss on sales of assets	—	—	—	—		—	—	—	—		—	—	—	13		13
Operating income (loss)	359	124	(14)	469		205	(30)	175	603		(59)	(32)	29	(457)		728

Interest expense, net	2	—	—	2		69	—	69	2		—	—	4	285		362
Provision for (benefit from) income taxes	—	—	—	—		82	(6)	76	302		—	—	1	(46)		333
Capital expenditures	92	44	262	398		116	40	156	959		14	5	17	24		1,573

Nine Months Ended September 30, 2019
Revenues:
Unaffiliated customers	$89	$—	$183	$272		$1,793	$343	$2,136	$1,776	[a]	$—	$3,403	$1,554	$1,350	[b]	$10,491
Intersegment	1,411	591	1,020	3,022		262	—	262	57		290	18	5	(3,654)		—
Production and delivery	1,020	388	1,055	2,463		1,311	337	1,648	1,509		234	3,415	1,488	(2,158)		8,599
Depreciation, depletion and amortization	128	33	100	261		294	48	342	281		50	7	21	59		1,021
Metals inventory adjustments	1	—	38	39		2	—	2	—		1	—	—	58		100
Selling, general and administrative expenses	2	1	1	4		6	—	6	91		—	—	15	184		300
Mining exploration and research expenses	—	—	1	1		—	—	—	—		—	—	—	82		83
Environmental obligations and shutdown costs	—	—	—	—		—	—	—	—		—	—	—	85		85
Net gain on sales of assets	—	—	—	—		—	—	—	—		—	—	—	(13)		(13)
Operating income (loss)	349	169	8	526		442	(42)	400	(48)		5	(1)	35	(601)		316

Interest expense, net	2	—	1	3		79	—	79	2		—	—	17	300		401
Provision for (benefit from) income taxes	—	—	—	—		159	(10)	149	(9)		—	—	2	39		181
Capital expenditures	172	100	369	641		160	16	176	992		11	3	18	76		1,917
a.Includes PT-FI's sales to PT Smelting totaling $1.3 billion for the first nine months of 2020 and $1.4 billion for the first nine months of 2019.
b.Includes revenues from FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.
c.Includes hedging losses totaling $24 million related to forward sales contracts covering 150 million pounds of copper sales for May and June 2020 at a fixed price of $2.34 per pound.

XII

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS

Unit net cash costs per pound of copper and molybdenum are measures intended to provide investors with information about the cash-generating capacity of FCX's mining operations expressed on a basis relating to the primary metal product for the respective operations. FCX uses this measure for the same purpose and for monitoring operating performance by its mining operations. This information differs from measures of performance determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. These measures are presented by other metals mining companies, although FCX's measures may not be comparable to similarly titled measures reported by other companies.
    FCX presents gross profit (loss) per pound of copper in the following tables using both a “by-product” method and a “co-product” method. FCX uses the by-product method in its presentation of gross profit (loss) per pound of copper because (i) the majority of its revenues are copper revenues, (ii) it mines ore, which contains copper, gold, molybdenum and other metals, (iii) it is not possible to specifically assign all of FCX's costs to revenues from the copper, gold, molybdenum and other metals it produces and (iv) it is the method used by FCX's management and Board of Directors to monitor FCX's mining operations and to compare mining operations in certain industry publications. In the co-product method presentations, shared costs are allocated to the different products based on their relative revenue values, which will vary to the extent FCX's metals sales volumes and realized prices change.
    FCX shows revenue adjustments for prior period open sales as a separate line item. Because these adjustments do not result from current period sales, these amounts have been reflected separately from revenues on current period sales. Noncash and other costs, which are removed from site production and delivery costs in the calculation of unit net cash costs, consist of items such as stock-based compensation costs, long-lived asset impairments, idle facility costs, restructuring and/or unusual charges. As discussed above, gold, molybdenum and other metal revenues at copper mines are reflected as credits against site production and delivery costs in the by-product method. The following schedules are presentations under both the by-product and co-product methods together with reconciliations to amounts reported in FCX's consolidated financial statements.
XIII

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2020
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,138		$1,138	$63	$30	$1,231
Site production and delivery, before net noncash and other costs shown below	667		630	45	16	691
By-product credits	(69)		—	—	—	—
Treatment charges	33		32	—	1	33
Net cash costs	631		662	45	17	724
Depreciation, depletion and amortization (DD&A)	92		85	4	3	92
Metals inventory adjustments	(4)		(4)	—	—	(4)
Noncash and other costs, net	37	[c]	35	—	2	37
Total costs	756		778	49	22	849
Other revenue adjustments, primarily for pricing on prior period open sales	1		1	—	—	1
Gross profit	$383		$361	$14	$8	$383

Copper sales (millions of recoverable pounds)	378		378
Molybdenum sales (millions of recoverable pounds)[a]				7

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$3.01		$3.01	$7.72
Site production and delivery, before net noncash and other costs shown below	1.76		1.67	5.52
By-product credits	(0.18)		—	—
Treatment charges	0.09		0.08	—
Unit net cash costs	1.67		1.75	5.52
DD&A	0.24		0.23	0.43
Metals inventory adjustments	(0.01)		(0.01)	—
Noncash and other costs, net	0.10	[c]	0.09	0.06
Total unit costs	2.00		2.06	6.01
Other revenue adjustments, primarily for pricing on prior period open sales	—		—	—
Gross profit per pound	$1.01		$0.95	$1.71

Reconciliation to Amounts Reported
					Metals
			Production		Inventory
	Revenues		and Delivery	DD&A	Adjustments
Totals presented above	$1,231		$691	$92	$(4)
Treatment charges	(4)		29	—	—
Noncash and other costs, net	—		37	—	—
Other revenue adjustments, primarily for pricing on prior period open sales	1		—	—	—
Eliminations and other	9		11	(1)	—
North America copper mines	1,237		768	91	(4)
Other mining[d]	3,691		2,731	282	5
Corporate, other & eliminations	(1,077)		(1,034)	21	8
As reported in FCX's consolidated financial statements	$3,851		$2,465	$394	$9

a.Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.
b.Includes gold and silver product revenues and production costs.
c.Includes charges totaling $10 million ($0.03 per pound of copper) primarily associated with the April 2020 revised operating plans (including employee separation costs) and the COVID-19 pandemic (including health and safety costs).
d.Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XIV

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2019
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,044	$1,044	$93	$20	$1,157
Site production and delivery, before net noncash and other costs shown below	800	742	72	12	826
By-product credits	(87)	—	—	—	—
Treatment charges	44	43	—	1	44
Net cash costs	757	785	72	13	870
DD&A	90	83	6	1	90
Metals inventory adjustments	38	38	—	—	38
Noncash and other costs, net	31	27	3	1	31
Total costs	916	933	81	15	1,029
Other revenue adjustments, primarily for pricing on prior period open sales	(11)	(11)	—	—	(11)
Gross profit	$117	$100	$12	$5	$117

Copper sales (millions of recoverable pounds)	394	394
Molybdenum sales (millions of recoverable pounds)[a]			8

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.65	$2.65	$11.98
Site production and delivery, before net noncash and other costs shown below	2.03	1.88	9.28
By-product credits	(0.22)	—	—
Treatment charges	0.11	0.11	—
Unit net cash costs	1.92	1.99	9.28
DD&A	0.22	0.22	0.76
Metals inventory adjustments	0.10	0.10	—
Noncash and other costs, net	0.08	0.06	0.45
Total unit costs	2.32	2.37	10.49
Other revenue adjustments, primarily for pricing on prior period open sales	(0.03)	(0.03)	—
Gross profit per pound	$0.30	$0.25	$1.49

Reconciliation to Amounts Reported
				Metals
		Production		Inventory
	Revenues	and Delivery	DD&A	Adjustments
Totals presented above	$1,157	$826	$90	$38
Treatment charges	(16)	28	—	—
Noncash and other costs, net	—	31	—	—
Other revenue adjustments, primarily for pricing on prior period open sales	(11)	—	—	—
Eliminations and other	10	11	1	—
North America copper mines	1,140	896	91	38
Other mining[c]	2,813	2,544	211	3
Corporate, other & eliminations	(800)	(770)	20	—
As reported in FCX's consolidated financial statements	$3,153	$2,670	$322	$41

a.Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.
b.Includes gold and silver product revenues and production costs.
c.Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XV

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2020
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$2,939	[c]	$2,939	$210	$73	$3,222
Site production and delivery, before net noncash and other costs shown below	2,106		1,963	173	44	2,180
By-product credits	(209)		—	—	—	—
Treatment charges	109		105	—	4	109
Net cash costs	2,006		2,068	173	48	2,289
DD&A	272		251	14	7	272
Metals inventory adjustments	52		49	—	3	52
Noncash and other costs, net	107	[d]	101	3	3	107
Total costs	2,437		2,469	190	61	2,720
Other revenue adjustments, primarily for pricing on prior period open sales	(22)		(22)	—	—	(22)
Gross profit	$480		$448	$20	$12	$480

Copper sales (millions of recoverable pounds)	1,100		1,100
Molybdenum sales (millions of recoverable pounds)[a]				24

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.67	[c]	$2.67	$8.57
Site production and delivery, before net noncash and other costs shown below	1.91		1.78	7.05
By-product credits	(0.19)		—	—
Treatment charges	0.10		0.10	—
Unit net cash costs	1.82		1.88	7.05
DD&A	0.25		0.23	0.57
Metals inventory adjustments	0.05		0.04	—
Noncash and other costs, net	0.10	[d]	0.10	0.12
Total unit costs	2.22		2.25	7.74
Other revenue adjustments, primarily for pricing on prior period open sales	(0.01)		(0.01)	—
Gross profit per pound	$0.44		$0.41	$0.83

Reconciliation to Amounts Reported
					Metals
			Production		Inventory
	Revenues		and Delivery	DD&A	Adjustments
Totals presented above	$3,222		$2,180	$272	$52
Treatment charges	(14)		95	—	—
Noncash and other costs, net	—		107	—	—
Other revenue adjustments, primarily for pricing on prior period open sales	(22)		—	—	—
Eliminations and other	24		33	—	—
North America copper mines	3,210		2,415	272	52
Other mining[e]	9,267		7,665	770	14
Corporate, other & eliminations	(2,774)		(2,676)	51	26
As reported in FCX's consolidated financial statements	$9,703		$7,404	$1,093	$92

a.Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.
b.Includes gold and silver product revenues and production costs.
c.Includes reductions to revenues and average realized prices totaling $24 million ($0.02 per pound of copper) related to forward sales contracts covering 150 million pounds of copper sales for May and June 2020 at a fixed price of $2.34 per pound.
d.Includes charges totaling $32 million ($0.03 per pound of copper) primarily associated with the April 2020 revised operating plans (including employee separation costs) and the COVID-19 pandemic (including health and safety costs).
e.Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XVI

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2019
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$2,964	$2,964	$284	$63	$3,311
Site production and delivery, before net noncash and other costs shown below	2,216	2,030	226	39	2,295
By-product credits	(268)	—	—	—	—
Treatment charges	120	116	—	4	120
Net cash costs	2,068	2,146	226	43	2,415
DD&A	260	237	18	5	260
Metals inventory adjustments	39	39	—	—	39
Noncash and other costs, net	64	55	7	2	64
Total costs	2,431	2,477	251	50	2,778
Other revenue adjustments, primarily for pricing on prior period open sales	4	4	—	—	4
Gross profit	$537	$491	$33	$13	$537

Copper sales (millions of recoverable pounds)	1,084	1,084
Molybdenum sales (millions of recoverable pounds)[a]			24

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.74	$2.74	$12.03
Site production and delivery, before net noncash and other costs shown below	2.05	1.87	9.56
By-product credits	(0.25)	—	—
Treatment charges	0.11	0.11	—
Unit net cash costs	1.91	1.98	9.56
DD&A	0.24	0.22	0.75
Metals inventory adjustments	0.04	0.04	—
Noncash and other costs, net	0.05	0.05	0.29
Total unit costs	2.24	2.29	10.60
Other revenue adjustments, primarily for pricing on prior period open sales	—	—	—
Gross profit per pound	$0.50	$0.45	$1.43

Reconciliation to Amounts Reported
				Metals
		Production		Inventory
	Revenues	and Delivery	DD&A	Adjustments
Totals presented above	$3,311	$2,295	$260	$39
Treatment charges	(48)	72	—	—
Noncash and other costs, net	—	64	—	—
Other revenue adjustments, primarily for pricing on prior period open sales	4	—	—	—
Eliminations and other	27	32	1	—
North America copper mines	3,294	2,463	261	39
Other mining[c]	9,501	8,294	701	3
Corporate, other & eliminations	(2,304)	(2,158)	59	58
As reported in FCX's consolidated financial statements	$10,491	$8,599	$1,021	$100

a.Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.
b.Includes gold and silver product revenues and production costs.
c.Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XVII

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2020
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$754		$754	$53	$807
Site production and delivery, before net noncash and other costs shown below	459		432	38	470
By-product credits	(42)		—	—	—
Treatment charges	40		40	—	40
Royalty on metals	1		1	—	1
Net cash costs	458		473	38	511
DD&A	105		98	7	105
Noncash and other costs, net	9	[b]	8	1	9
Total costs	572		579	46	625
Other revenue adjustments, primarily for pricing on prior period open sales	41		41	—	41
Gross profit	$223		$216	$7	$223

Copper sales (millions of recoverable pounds)	250		250

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.02		$3.02
Site production and delivery, before net noncash and other costs shown below	1.84		1.73
By-product credits	(0.17)		—
Treatment charges	0.15		0.15
Royalty on metals	0.01		0.01
Unit net cash costs	1.83		1.89
DD&A	0.42		0.39
Noncash and other costs, net	0.04	[b]	0.04
Total unit costs	2.29		2.32
Other revenue adjustments, primarily for pricing on prior period open sales	0.16		0.16
Gross profit per pound	$0.89		$0.86

Reconciliation to Amounts Reported

			Production
	Revenues		and Delivery	DD&A
Totals presented above	$807		$470	$105
Treatment charges	(40)		—	—
Royalty on metals	(1)		—	—
Noncash and other costs, net	—		9	—
Other revenue adjustments, primarily for pricing on prior period open sales	41		—	—
Eliminations and other	(1)		(2)	—
South America mining	806		477	105
Other mining[c]	4,122		3,022	268
Corporate, other & eliminations	(1,077)		(1,034)	21
As reported in FCX's consolidated financial statements	$3,851		$2,465	$394

a.Includes silver sales of 0.9 million ounces ($24.84 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.
b.Includes charges totaling $5 million ($0.02 per pound of copper), primarily associated with the COVID-19 pandemic (including health and safety costs).
c.Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.
XVIII

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2019
(In millions)	By-Product	Co-Product Method
	Method	Copper	Other[a]	Total
Revenues, excluding adjustments	$681	$681	$80	$761
Site production and delivery, before net noncash and other costs shown below	494	446	61	507
By-product credits	(67)	—	—	—
Treatment charges	45	45	—	45
Royalty on metals	1	1	—	1
Net cash costs	473	492	61	553
DD&A	109	98	11	109
Metals inventory adjustments	2	2	—	2
Noncash and other costs, net	22	20	2	22
Total costs	606	612	74	686
Other revenue adjustments, primarily for pricing on prior period open sales	(29)	(29)	—	(29)
Gross profit	$46	$40	$6	$46

Copper sales (millions of recoverable pounds)	261	261

Gross profit per pound of copper:

Revenues, excluding adjustments	$2.61	$2.61
Site production and delivery, before net noncash and other costs shown below	1.89	1.71
By-product credits	(0.26)	—
Treatment charges	0.17	0.17
Royalty on metals	0.01	—
Unit net cash costs	1.81	1.88
DD&A	0.42	0.38
Metals inventory adjustments	0.01	0.01
Noncash and other costs, net	0.08	0.08
Total unit costs	2.32	2.35
Other revenue adjustments, primarily for pricing on prior period open sales	(0.11)	(0.11)
Gross profit per pound	$0.18	$0.15

Reconciliation to Amounts Reported				Metals
		Production		Inventory
	Revenues	and Delivery	DD&A	Adjustments
Totals presented above	$761	$507	$109	$2
Treatment charges	(45)	—	—	—
Royalty on metals	(1)	—	—	—
Noncash and other costs, net	—	22	—	—
Other revenue adjustments, primarily for pricing on prior period open sales	(29)	—	—	—
Eliminations and other	—	(1)	—	—
South America mining	686	528	109	2
Other mining[b]	3,267	2,912	193	39
Corporate, other & eliminations	(800)	(770)	20	—
As reported in FCX's consolidated financial statements	$3,153	$2,670	$322	$41

a.Includes silver sales of 0.9 million ounces ($16.78 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.
b.Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XIX

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2020
(In millions)		By-Product		Co-Product Method
		Method		Copper	Other[a]	Total
Revenues, excluding adjustments		$1,994		$1,994	$139	$2,133
Site production and delivery, before net noncash and other costs shown below		1,313		1,231	111	1,342
By-product credits		(110)		—	—	—
Treatment charges		111		111	—	111
Royalty on metals		4		4	—	4
Net cash costs		1,318		1,346	111	1,457
DD&A		316		294	22	316
Metals inventory adjustments		3		3	—	3
Noncash and other costs, net		109	[b]	103	6	109
Total costs		1,746		1,746	139	1,885
Other revenue adjustments, primarily for pricing on prior period open sales		(70)		(70)	—	(70)
Gross profit		$178		$178	$—	$178

Copper sales (millions of recoverable pounds)		716		716

Gross profit per pound of copper:

Revenues, excluding adjustments		$2.79		$2.79
Site production and delivery, before net noncash and other costs shown below		1.83		1.72
By-product credits		(0.15)		—
Treatment charges		0.15		0.15
Royalty on metals		0.01		0.01
Unit net cash costs		1.84		1.88
DD&A		0.44		0.41
Metals inventory adjustments		—		—
Noncash and other costs, net		0.16	[b]	0.15
Total unit costs		2.44		2.44
Other revenue adjustments, primarily for pricing on prior period open sales		(0.10)		(0.10)
Gross profit per pound		$0.25		$0.25

Reconciliation to Amounts Reported						Metals
				Production		Inventory
		Revenues		and Delivery	DD&A	Adjustments
Totals presented above		$2,133		$1,342	$316	$3
Treatment charges		(111)		—	—	—
Royalty on metals		(4)		—	—	—
Noncash and other costs, net		—		109	—	—
Other revenue adjustments, primarily for pricing on prior period open sales		(70)		—	—	—
Eliminations and other		(1)		(2)	(1)	—
South America mining		1,947		1,449	315	3
Other mining[c]	—	10,530		8,631	727	63
Corporate, other & eliminations	—	(2,774)		(2,676)	51	26
As reported in FCX's consolidated financial statements		$9,703		$7,404	$1,093	$92

a.Includes silver sales of 2.5 million ounces ($19.58 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.
b.Includes charges totaling $91 million ($0.13 per pound of copper) primarily associated with idle facility (Cerro Verde) and contract cancellation costs related to the COVID-19 pandemic, and employee separation costs associated with the April 2020 revised operating plans.
c.Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XX

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2019
(In millions)	By-Product	Co-Product Method
	Method	Copper	Other[a]	Total
Revenues, excluding adjustments	$2,236	$2,236	$284	$2,520
Site production and delivery, before net noncash and other costs shown below	1,546	1,395	189	1,584
By-product credits	(246)	—	—	—
Treatment charges	153	153	—	153
Royalty on metals	5	4	1	5
Net cash costs	1,458	1,552	190	1,742
DD&A	342	305	37	342
Metals inventory adjustments	2	2	—	2
Noncash and other costs, net	68	65	3	68
Total costs	1,870	1,924	230	2,154
Other revenue adjustments, primarily for pricing on prior period open sales	37	37	—	37
Gross profit	$403	$349	$54	$403

Copper sales (millions of recoverable pounds)	838	838

Gross profit per pound of copper:

Revenues, excluding adjustments	$2.67	$2.67
Site production and delivery, before net noncash and other costs shown below	1.84	1.66
By-product credits	(0.29)	—
Treatment charges	0.18	0.18
Royalty on metals	0.01	0.01
Unit net cash costs	1.74	1.85
DD&A	0.41	0.36
Metals inventory adjustments	—	—
Noncash and other costs, net	0.08	0.08
Total unit costs	2.23	2.29
Other revenue adjustments, primarily for pricing on prior period open sales	0.04	0.04
Gross profit per pound	$0.48	$0.42

Reconciliation to Amounts Reported				Metals
		Production		Inventory
	Revenues	and Delivery	DD&A	Adjustments
Totals presented above	$2,520	$1,584	$342	$2
Treatment charges	(153)	—	—	—
Royalty on metals	(5)	—	—	—
Noncash and other costs, net	—	68	—	—
Other revenue adjustments, primarily for pricing on prior period open sales	37	—	—	—
Eliminations and other	(1)	(4)	—	—
South America mining	2,398	1,648	342	2
Other mining[b]	10,397	9,109	620	40
Corporate, other & eliminations	(2,304)	(2,158)	59	58
As reported in FCX's consolidated financial statements	$10,491	$8,599	$1,021	$100

a.Includes silver sales of 3.4 million ounces ($15.90 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.
b.Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XXI

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2020
(In millions)	By-Product		Co-Product Method
	Method		Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$659		$659	$437	$24	$1,120
Site production and delivery, before net noncash and other costs shown below	376		221	147	8	376
Gold and silver credits	(474)		—	—	—	—
Treatment charges	58		34	23	1	58
Export duties	24		14	9	1	24
Royalty on metals	45		26	18	1	45
Net cash costs	29		295	197	11	503
DD&A	150		88	59	3	150
Noncash and other costs, net	24	[b]	14	9	1	24
Total costs	203		397	265	15	677
Other revenue adjustments, primarily for pricing on prior period open sales	28		28	11	2	41
PT Smelting intercompany loss	(17)		(10)	(7)	—	(17)
Gross profit	$467		$280	$176	$11	$467

Copper sales (millions of recoverable pounds)	219		219
Gold sales (thousands of recoverable ounces)				230

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.00		$3.00	$1,902
Site production and delivery, before net noncash and other costs shown below	1.71		1.01	639
Gold and silver credits	(2.16)		—	—
Treatment charges	0.26		0.16	98
Export duties	0.11		0.06	40
Royalty on metals	0.21		0.12	79
Unit net cash costs	0.13		1.35	856
DD&A	0.68		0.40	256
Noncash and other costs, net	0.11	[b]	0.06	40
Total unit costs	0.92		1.81	1,152
Other revenue adjustments, primarily for pricing on prior period open sales	0.13		0.13	49
PT Smelting intercompany loss	(0.08)		(0.05)	(31)
Gross profit per pound/ounce	$2.13		$1.27	$768

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,120		$376	$150
Treatment charges	(58)		—	—
Export duties	(24)		—	—
Royalty on metals	(53)		(8)	—
Noncash and other costs, net	—		24	—
Other revenue adjustments, primarily for pricing on prior period open sales	41		—	—
PT Smelting intercompany loss	—		17	—
Indonesia mining	1,026		409	150
Other mining[c]	3,902		3,090	223
Corporate, other & eliminations	(1,077)		(1,034)	21
As reported in FCX's consolidated financial statements	$3,851		$2,465	$394

a.Includes silver sales of 1.0 million ounces ($24.29 per ounce average realized price).
b.Includes COVID-19 related costs (including one-time incremental employee benefits and health and safety costs) totaling $10 million ($0.05 per pound of copper).
c.Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.
XXII

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2019
(In millions)	By-Product		Co-Product Method
	Method		Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$360		$360	$356	$8	$724
Site production and delivery, before net noncash and other costs shown below	338		168	166	4	338
Gold and silver credits	(367)		—	—	—	—
Treatment charges	35		17	17	1	35
Export duties	8		4	4	—	8
Royalty on metals	23		12	11	—	23
Net cash costs	37		201	198	5	404
DD&A	77		38	38	1	77
Noncash and other costs, net	192	[b]	95	95	2	192
Total costs	306		334	331	8	673
Other revenue adjustments, primarily for pricing on prior period open sales	(8)		(8)	2	1	(5)
PT Smelting intercompany loss	(34)		(17)	(17)	—	(34)
Gross profit	$12		$1	$10	$1	$12

Copper sales (millions of recoverable pounds)	139		139
Gold sales (thousands of recoverable ounces)				239

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.59		$2.59	$1,487
Site production and delivery, before net noncash and other costs shown below	2.44		1.21	695
Gold and silver credits	(2.64)		—	—
Treatment charges	0.25		0.13	72
Export duties	0.05		0.03	15
Royalty on metals	0.17		0.08	46
Unit net cash costs	0.27		1.45	828
DD&A	0.55		0.27	158
Noncash and other costs, net	1.39	[b]	0.69	395
Total unit costs	2.21		2.41	1,381
Other revenue adjustments, primarily for pricing on prior period open sales	(0.05)		(0.05)	8
PT Smelting intercompany loss	(0.24)		(0.12)	(69)
Gross profit per pound/ounce	$0.09		$0.01	$45

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$724		$338	$77
Treatment charges	(35)		—	—
Export duties	(8)		—	—
Royalty on metals	(23)		—	—
Noncash and other costs, net	(165)		27	—
Other revenue adjustments, primarily for pricing on prior period open sales	(5)		—	—
PT Smelting intercompany loss	—		34	—
Indonesia mining	488		399	77
Other mining[c]	3,465		3,041	225
Corporate, other & eliminations	(800)		(770)	20
As reported in FCX's consolidated financial statements	$3,153		$2,670	$322

a.Includes silver sales of 0.5 million ounces ($17.30 per ounce average realized price).
b.Includes charges totaling $166 million ($1.19 per pound of copper) primarily associated with an unfavorable Indonesia Supreme Court ruling related to certain disputed PT-FI export duties.
c.Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XXIII

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2020
(In millions)	By-Product		Co-Product Method
	Method		Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$1,447		$1,447	$994	$48	$2,489
Site production and delivery, before net noncash and other costs shown below	1,062		617	424	21	1,062
Gold and silver credits	(1,046)		—	—	—	—
Treatment charges	143		83	57	3	143
Export duties	43		25	17	1	43
Royalty on metals	92		53	38	1	92
Net cash costs	294		778	536	26	1,340
DD&A	375		218	150	7	375
Noncash and other costs, net	56	[b]	33	22	1	56
Total costs	725		1,029	708	34	1,771
Other revenue adjustments, primarily for pricing on prior period open sales	(20)		(20)	4	—	(16)
PT Smelting intercompany loss	(18)		(11)	(7)	—	(18)
Gross profit	$684		$387	$283	$14	$684

Copper sales (millions of recoverable pounds)	518		518
Gold sales (thousands of recoverable ounces)				549

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.79		$2.79	$1,810
Site production and delivery, before net noncash and other costs shown below	2.05		1.19	773
Gold and silver credits	(2.02)		—	—
Treatment charges	0.28		0.16	104
Export duties	0.08		0.05	31
Royalty on metals	0.18		0.10	68
Unit net cash costs	0.57		1.50	976
DD&A	0.72		0.42	273
Noncash and other costs, net	0.11	[b]	0.07	41
Total unit costs	1.40		1.99	1,290
Other revenue adjustments, primarily for pricing on prior period open sales	(0.03)		(0.03)	8
PT Smelting intercompany loss	(0.04)		(0.02)	(13)
Gross profit per pound/ounce	$1.32		$0.75	$515

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$2,489		$1,062	$375
Treatment charges	(143)		—	—
Export duties	(43)		—	—
Royalty on metals	(98)		(6)	—
Noncash and other costs, net	—		56	—
Other revenue adjustments, primarily for pricing on prior period open sales	(16)		—	—
PT Smelting intercompany loss	—		18	—
Indonesia mining	2,189		1,130	375
Other mining[c]	10,288		8,950	667
Corporate, other & eliminations	(2,774)		(2,676)	51
As reported in FCX's consolidated financial statements	$9,703		$7,404	$1,093

a.Includes silver sales of 2.3 million ounces ($20.73 per ounce average realized price).
b.Includes COVID-19 related costs (including one-time incremental employee benefits and health and safety costs) of $14 million ($0.03 per pound of copper).
c.Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XXIV

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2019
(In millions)	By-Product		Co-Product Method
	Method		Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$1,252		$1,252	$910	$26	$2,188
Site production and delivery, before net noncash and other costs shown below	1,393		797	580	16	1,393
Gold and silver credits	(938)		—	—	—	—
Treatment charges	125		72	52	1	125
Export duties	35		20	14	1	35
Royalty on metals	68		40	27	1	68
Net cash costs	683		929	673	19	1,621
DD&A	281		161	117	3	281
Noncash and other costs, net	240	[b]	137	100	3	240
Total costs	1,204		1,227	890	25	2,142
Other revenue adjustments, primarily for pricing on prior period open sales	18		18	2	—	20
PT Smelting intercompany loss	(23)		(13)	(9)	(1)	(23)
Gross profit	$43		$30	$13	$—	$43

Copper sales (millions of recoverable pounds)	464		464
Gold sales (thousands of recoverable ounces)				659

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.70		$2.70	$1,380
Site production and delivery, before net noncash and other costs shown below	3.00		1.72	879
Gold and silver credits	(2.02)		—	—
Treatment charges	0.27		0.15	79
Export duties	0.07		0.04	22
Royalty on metals	0.15		0.09	41
Unit net cash costs	1.47		2.00	1,021
DD&A	0.61		0.35	177
Noncash and other costs, net	0.52	[b]	0.29	152
Total unit costs	2.60		2.64	1,350
Other revenue adjustments, primarily for pricing on prior period open sales	0.04		0.04	3
PT Smelting intercompany loss	(0.05)		(0.03)	(14)
Gross profit per pound/ounce	$0.09		$0.07	$19

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$2,188		$1,393	$281
Treatment charges	(125)		—	—
Export duties	(35)		—	—
Royalty on metals	(68)		—	—
Noncash and other costs, net	(147)		93	—
Other revenue adjustments, primarily for pricing on prior period open sales	20		—	—
PT Smelting intercompany loss	—		23	—
Indonesia mining	1,833		1,509	281
Other mining[c]	10,962		9,248	681
Corporate, other & eliminations	(2,304)		(2,158)	59
As reported in FCX's consolidated financial statements	$10,491		$8,599	$1,021

a.Includes silver sales of 1.6 million ounces ($15.58 per ounce average realized price).
b.Includes charges totaling $166 million ($0.36 per pound of copper) primarily associated with an unfavorable Indonesia Supreme Court ruling related to certain disputed PT-FI export duties. Also includes charges totaling $28 million ($0.06 per pound of copper) associated with adjustments to the settlement of the historical surface water tax disputes with the local regional tax authority in Papua, Indonesia.
c.Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.
XXV

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Three Months Ended September 30,
(In millions)	2020	2019

Revenues, excluding adjustments[a]	$47	$96
Site production and delivery, before net noncash and other costs shown below	47	83
Treatment charges and other	5	6
Net cash costs	52	89
DD&A	13	16
Metals inventory adjustments	3	1
Noncash and other costs, net	4	2
Total costs	72	108
Gross loss	$(25)	$(12)

Molybdenum sales (millions of recoverable pounds)[a]	6	7

Gross loss per pound of molybdenum:

Revenues, excluding adjustments[a]	$8.83	$12.57
Site production and delivery, before net noncash and other costs shown below	8.88	10.79
Treatment charges and other	0.84	0.85
Unit net cash costs	9.72	11.64
DD&A	2.38	2.06
Metals inventory adjustments	0.67	0.17
Noncash and other costs, net	0.54	0.26
Total unit costs	13.31	14.13
Gross loss per pound	$(4.48)	$(1.56)

Reconciliation to Amounts Reported
				Metals
		Production		Inventory
Three Months Ended September 30, 2020	Revenues	and Delivery	DD&A	Adjustments
Totals presented above	$47	$47	$13	$3
Treatment charges and other	(5)	—	—	—
Noncash and other costs, net	—	4	—	—
Molybdenum mines	42	51	13	3
Other mining[b]	4,886	3,448	360	(2)
Corporate, other & eliminations	(1,077)	(1,034)	21	8
As reported in FCX's consolidated financial statements	$3,851	$2,465	$394	$9

Three Months Ended September 30, 2019
Totals presented above	$96	$83	$16	$1
Treatment charges and other	(6)	—	—	—
Noncash and other costs, net	—	2	—	—
Molybdenum mines	90	85	16	1
Other mining[b]	3,863	3,355	286	40
Corporate, other & eliminations	(800)	(770)	20	—
As reported in FCX's consolidated financial statements	$3,153	$2,670	$322	$41

a.Reflects sales of the Molybdenum mines' production to FCX's molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX's consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.
b.Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X. Also includes amounts associated with FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.

XXVI

Freeport-McMoRan Inc.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Nine Months Ended September 30,
(In millions)	2020		2019

Revenues, excluding adjustments[a]	$187		$311
Site production and delivery, before net noncash and other costs shown below	164		229
Treatment charges and other	16		21
Net cash costs	180		250
DD&A	44		50
Metals inventory adjustments	8		1
Noncash and other costs, net	14	[b]	5
Total costs	246		306
Gross (loss) profit	$(59)		$5

Molybdenum sales (millions of recoverable pounds)[a]	19		24

Gross (loss) profit per pound of molybdenum:

Revenues, excluding adjustments[a]	$9.92		$12.61
Site production and delivery, before net noncash and other costs shown below	8.73		9.28
Treatment charges and other	0.85		0.85
Unit net cash costs	9.58		10.13
DD&A	2.31		2.05
Metals inventory adjustments	0.44		0.05
Noncash and other costs, net	0.72	[b]	0.19
Total unit costs	13.05		12.42
Gross (loss) profit per pound	$(3.13)		$0.19

Reconciliation to Amounts Reported
					Metals
			Production		Inventory
Nine Months Ended September 30, 2020	Revenues		and Delivery	DD&A	Adjustments
Totals presented above	$187		$164	$44	$8
Treatment charges and other	(16)		—	—	—
Noncash and other costs, net	—		14	—	—
Molybdenum mines	171		178	44	8
Other mining[c]	12,306		9,902	998	58
Corporate, other & eliminations	(2,774)		(2,676)	51	26
As reported in FCX's consolidated financial statements	$9,703		$7,404	$1,093	$92

Nine Months Ended September 30, 2019
Totals presented above	$311		$229	$50	$1
Treatment charges and other	(21)		—	—	—
Noncash and other costs, net	—		5	—	—
Molybdenum mines	290		234	50	1
Other mining[c]	12,505		10,523	912	41
Corporate, other & eliminations	(2,304)		(2,158)	59	58
As reported in FCX's consolidated financial statements	$10,491		$8,599	$1,021	$100

a.Reflects sales of the Molybdenum mines' production to FCX's molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX's consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.
b.Includes charges totaling $7 million ($0.36 per pound of molybdenum) primarily associated with contract cancellation costs related to the COVID-19 pandemic and employee separation costs associated with April 2020 revised operating plans.
c.Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X. Also includes amounts associated with FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.

XXVII